Exhibit 4.1

NUMBER UNITS

U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [●]

Broad Capital Acquisition Corp

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE RIGHT,

EACH RIGHT ENTITLING THE HOLDER
TO PURCHASE ONE TENTH OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _____________________ is the owner of _________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.000001 per share (“Common Stock”), of Broad Capital Acquisition Corp. II, a Delaware corporation (the “Company”) and one right (the “Right(s)”).

Every ten Rights entitles the holder thereof to receive one share of Common Stock upon the consummation of the Company’s completion of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination (“Business Combination”). The Common Stock and Rights comprising the Units represented by this certificate are not transferable separately prior to the 90th day after the date of the prospectus relating to the closing of the Company’s initial public offering (“IPO”), subject to earlier separation in the discretion of Chardan Capital Markets, LLC, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin.

The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [●], 2021, between the Company and Continental Stock Transfer & Trust Company, as the rights agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Rights Agreement is on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, New York, New York 10004 and is available to Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Chief Executive Officer	Corporate Secretary

BROAD CAPITAL ACQUISITION CORP

The Company will furnish without charge to each unitholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of the stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – ____ as tenants in common

TEN ENT – ____as tenants by the entirety

JT TEN – ____as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —	________ Custodian	__________ under Uniform Gifts to Minors Act	________
	(Cust)	(Minor)	(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________ hereby sells, assigns and transfers unto _______________________________

whose social security number or other identifying number is ______________ and whose address is __________

_______________________, ________________Units represented by the within Certificate, and does hereby irrevocably constitute and appoint______________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:
(legal signature)

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPONDENCE WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed: __________________________

The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings & loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17A d-15 (or any successor rule) under the Securities Exchange Act of 1934, as amended).

In each case, as more fully described in the Company’s final prospectus for its initial public offering dated __________, 2021, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Common Stock sold in the Company’s initial public offering and liquidates because it does not consummate the Business Combination by the date set forth in the Company’s amended and restated certificate of incorporation, (ii) the Company redeems the shares of Common Stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s Business Combination or to redeem 100% of the Common Stock if it does not consummate the Business Combination by the date set forth in the Company’s amended and restated certificate of incorporation or (b) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed Business Combination) setting forth the details of a proposed Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.